FB Financial Completes Acquisition of FNB Financial Corp.

FOR IMMEDIATE RELEASE

FB FINANCIAL CORPORATION COMPLETES ACQUISITION OF FNB FINANCIAL CORP.
FirstBank Expands into Kentucky

NASHVILLE, Tenn.-- (February 18, 2020) -- FB Financial Corporation (NYSE: FBK) (“FB Financial”) completed, effective February 14, 2020, its previously announced acquisition of FNB Financial Corp. and its wholly owned subsidiary, The Farmers National Bank of Scottsville (collectively referred to as “Farmers National”).

FirstBank, the third-largest Tennessee-headquartered bank, now has approximately $6.4 billion in assets, $4.6 billion in loans held for investment and $5.1 billion in deposits on a pro forma basis as of December 31, 2019 following the acquisition of Farmers National.

The acquisition provides FirstBank with an entry into the attractive Bowling Green MSA where Farmers National is currently ranked 7th in deposit market share with approximately $204 million in deposits based on FDIC data as of June 30, 2019.

FB Financial’s President and CEO Chris Holmes stated, “This is an outstanding combination of like-minded banks. Farmers National has been a pillar of Scottsville for almost 100 years, and we look forward to continuing to deliver the outstanding service and community involvement that Farmers National’s customers and communities have come to expect. We are thrilled to welcome Farmers National’s associates into the FirstBank family.”

FNB Financial Corp. shareholders received 954,827 shares of FB Financial common stock and $15.0 million in cash as acquisition consideration.

Waller Lansden Dortch & Davis, LLP served as legal advisor to FB Financial. Mercer Capital served as financial advisor, and Daniel W. Small & Co. served as legal advisor, to Farmers National.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 73 full-service bank branches across Tennessee, North Alabama, North Georgia and Central Kentucky and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $6.4 billion in assets.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Farmers National (which we refer to as the “Farmers National merger”), the anticipated benefits and financial impact of the Farmers National merger, including acceptance by the customers of Farmers National of FB Financial’s products and services, the opportunities to enhance market share in certain markets, market acceptance of FB Financial generally in new markets, the integration of Farmers National’s operations, and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and that are beyond FB Financial’s control. Although FB Financial believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this press release, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) the risk that the cost savings and any revenue synergies from the Farmers National merger or another acquisition may not be realized or take longer than anticipated to be realized, (2) disruption from the Farmers National merger with customer, supplier, or employee relationships, (3) the possibility that the costs, fees, expenses, and charges related to the Farmers National merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (4) the risks related to the integration of the acquired business, including the risk that the integration of the acquired operations of Farmers National with those of FB Financial will be materially delayed or will be more costly or difficult than expected, (5) the risks associated with FB Financial’s pursuit of future acquisitions, (6) the risk of expansion into new geographic or product markets, (7) reputational risk and the reaction of the parties’ customers to the Farmers National merger, (8) FB Financial’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, (9) the risk of potential litigation or regulatory action related to the Farmers National merger, and (10) general competitive, economic, political, and market conditions, and fluctuations, and the other risk factors set forth in FB Financial’s December 31, 2018 Form 10-K, filed with the Securities and Exchange Commission on March 12, 2019, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors”.

Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if FB Financial’s underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and FB Financial does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect FB Financial.
FB Financial qualifies all of its forward-looking statements by these cautionary statements.

MEDIA CONTACT:	FINANCIAL CONTACT:
Jeanie M. Rittenberry	James R. Gordon
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	jgordon@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com